SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2009
Date of Report (Date of earliest event reported)

ACTEL CORPORATION
(Exact name of registrant as specified in its charter)

California	0-21970	77-0097724
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2061 Stierlin Court
Mountain View, California		94043-4655
(Address of principal executive offices)		(Zip Code)
(650) 318-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 17, 2009, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the terms of the 2009 Key Employee Incentive Plan (the “Bonus Program”), which applies to Section 16(b) executive officers and key employees of the Company. The design of the Bonus Program is similar to the Company’s bonus programs in prior years, with incentive cash payments based on the achievement at specified levels of financial performance and individual performance.
     Under the terms of the Bonus Plan, the bonus pool is based on two variables reflecting corporate financial performance: revenues and non-GAAP profits before tax (PBT). No bonuses are paid if a minimum threshold for PBT is not met. The bonus pool for officers and other Vice Presidents is subject to an additional adjustment, ranging from 80% to 120%, based on the Company’s performance relative to its four direct competitors. Excluding the competitive adjustment for officers and other Vice Presidents, and total bonus payments may not exceed the maximum threshold of 23% PBT
     Under the Bonus Program, each officer and key employee is assigned a target bonus level, expressed as a percent of annual salary and based on grade level, if the Company were to make 100% of its internal financial plan. The target bonus levels are 56.3% of annual salary for the CEO, 37.5% of annual salary for other Section 16 executive officers, 26.3% of annual salary for other Vice Presidents, and 6% or 4.5% of annual salary for key employees, depending upon grade level. The actual bonus levels could be higher than these actual bonus target levels if the Company were to make 100% of its internal financial plan (or, in the case of the CEO, other officers, and other Vice Presidents, the Company’s performance were better than three or all four of its direct competitors). The Committee intends for the target bonus levels to be competitive with target bonuses for similar positions at similar companies reported in independent, third-party published surveys.
     The bonus payout calculation for key employees is subject to a performance adjustment. In addition, the CEO has the discretion to reduce or reallocate the bonuses of officers, and officers have the discretion to reduce or reallocate the bonuses of key employees in their departments, based on individual performance.
     The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any officer or key employee, and the Committee retains the discretion to reduce or refuse to authorize any awards under the Bonus Program despite the attainment of the specified objectives.
     The above description is qualified in its entirety by reference to the summary of our 2009 Key Employee Incentive Plan attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description

99.1	Summary of 2009 Key Employee Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION
Date: July 22, 2009	By:	/s/ David L. Van De Hey
David L. Van De Hey
Vice President & General Counsel

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